Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated August 18, 2026 with respect to the Ordinary shares of Cellebrite DI Ltd., a company organized under the laws of the State of Israel, and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Voss Value Master Fund, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member of Voss Advisors GP, LLC, its General Partner
Date:	08/18/2026

Voss Value-Oriented Special Situations Fund, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member of Voss Advisors GP, LLC, its General Partner
Date:	08/18/2026

Voss Advisors GP, LLC

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member
Date:	08/18/2026

Voss Capital, LP

By:	/s/ Travis W. Cocke
Travis W. Cocke, Managing Member
Date:	08/18/2026

Cocke Travis W.

By:	/s/ Travis W. Cocke
Travis W. Cocke
Date:	08/18/2026